                                EXHIBIT N - 10

               Market Shares for Electric Companies in the U.S.

                                                       Number of    Portion of Market Served
                               Illinova's  Illinova's   Larger       by Illinova and Larger
 Parameter       Units         Statistics    Share     Companies            Companies
---------------------------------------------------------------------------------------------
Customers      thousands           568       0.6%          48                87.9%
Assets         $millions         7,150       1.2%          30                73.3%
Revenues       $millions         1,781       0.9%          36                79.8%


           Comparison of Illinova Corp. to Large Electric Utilities

                         Number of Utilities          Average Size
                         Necessary for 50% of           of These      Ratio of These Utilities
 Parameter       Units           U.S.                   Utilities             to Illinova
-----------------------------------------------------------------------------------------------
Customers      thousands          17                      2,718                  5
Assets         $millions          17                     18,027                  3
Revenues       $millions          17                      6,091                  3

                         Number of Utilities          Average Size
                         Necessary for 80% of           of These      Ratio of These Utilities
 Parameter       Units           U.S.                  Utilities             to Illinova
-----------------------------------------------------------------------------------------------
Customers      thousands          39                      1,892                  3
Assets         $millions          38                     12,449                  2
Revenues       $millions          38                      4,268                  2

                                EXHIBIT N - 10

               Market Shares for Electric Companies in the U.S.
                          Companies Sorted by Revenue

                                               Revenue               Share of      Cumulative
Holding Company                            (millions of $) Rank       Total          Share
---------------------------------------------------------------------------------------------
Southern Company                                9,763         1        4.9%           4.9%
Edison International                            7,383         2        3.7%           8.5%
PG&E Corp.                                      7,245         3        3.6%          12.1%
Entergy Corp.                                   7,205         4        3.6%          15.7%
Unicom Corp.                                    7,136         5        3.5%          19.3%
American Electric Power Co., Inc.               7,054         6        3.5%          22.8%
TXU                                             6,556         7        3.3%          26.0%
FPL Group, Inc.                                 6,132         8        3.0%          29.1%
Public Service Enterprise Group, Inc.           5,870         9        2.9%          32.0%
Consolidated Edison, Inc.                       5,728        10        2.8%          34.8%
FirstEnergy Corp.                               5,264        11        2.6%          37.5%
Cinergy Corp.                                   5,002        12        2.5%          40.0%
PECO Energy Co.                                 4,866        13        2.4%          42.4%
PacifiCorp                                      4,834        14        2.4%          44.8%
Dominion Resources, Inc.                        4,628        15        2.3%          47.1%
Duke Energy Corp.                               4,529        16        2.3%          49.3%
Reliant Energy, Inc.                            4,350        17        2.2%          51.5%
Northeast Utilities                             4,257        18        2.1%          53.6%
GPU, Inc.                                       4,028        19        2.0%          55.6%
DTE Energy Co.                                  3,861        20        1.9%          57.5%
PP&L Resources, Inc.                            3,571        21        1.8%          59.3%
Central & South West Corp.                      3,564        22        1.8%          61.1%
Niagara Mohawk Holdings, Inc.                   3,262        23        1.6%          62.7%
Ameren Corp.                                    3,186        24        1.6%          64.3%
Carolina Power & Light Co.                      3,167        25        1.6%          65.9%
New England Electric System                     2,774        26        1.4%          67.2%
Florida Progress Corp.                          2,648        27        1.3%          68.6%
Northern States Power Co.                       2,641        28        1.3%          69.9%
Allegheny Energy, Inc.                          2,614        29        1.3%          71.2%
CMS Energy Corp.                                2,604        30        1.3%          72.5%
New Century Energies, Inc.                      2,590        31        1.3%          73.8%
Conectiv                                        2,311        32        1.1%          74.9%
Constellation Energy Group, Inc.                2,221        33        1.1%          76.0%
Potomac Electric Power Co.                      2,064        34        1.0%          77.0%
Pinnacle West Capital Corp.                     1,911        35        1.0%          78.0%
Sempra Energy                                   1,867        36        0.9%          78.9%
Illinova Corp.                                  1,781        37        0.9%          79.8%

Everyone else combined                         40,614                 20.2%         100.0%

Total                                         201,080

                                EXHIBIT N - 10

               Market Shares for Electric Companies in the U.S.
                          Companies Sorted by Revenue

                                               Revenue               Share of      Cumulative
Holding Company                            (millions of $) Rank       Total          Share
---------------------------------------------------------------------------------------------
Unicom Corp.                                   26,223         1        4.4%           4.4%
Southern Company                               25,367         2        4.3%           8.7%
PG&E Corp.                                     23,879         3        4.0%          12.8%
Entergy Corp.                                  21,348         4        3.6%          16.4%
Edison International                           21,121         5        3.6%          20.0%
TXU                                            20,540         6        3.5%          23.4%
FirstEnergy Corp.                              20,311         7        3.4%          26.9%
Duke Energy Corp.                              17,692         8        3.0%          29.9%
American Electric Power Co., Inc.              16,847         9        2.8%          32.7%
FPL Group, Inc.                                16,643        10        2.8%          35.5%
Public Service Enterprise Group, Inc.          15,239        11        2.6%          38.1%
Consolidated Edison, Inc.                      14,599        12        2.5%          40.6%
Dominion Resources, Inc.                       14,545        13        2.5%          43.0%
Niagara Mohawk Holdings, Inc.                  14,542        14        2.5%          45.5%
GPU, Inc.                                      13,361        15        2.3%          47.7%
PECO Energy Co.                                12,531        16        2.1%          49.9%
DTE Energy Co.                                 11,671        17        2.0%          51.8%
PacifiCorp                                     11,624        18        2.0%          53.8%
Northeast Utilities                            11,486        19        1.9%          55.7%
Reliant Energy, Inc.                           10,333        20        1.7%          57.5%
Cinergy Corp.                                   9,878        21        1.7%          59.2%
Central & South West Corp.                      9,752        22        1.6%          60.8%
PP&L Resources, Inc.                            9,275        23        1.6%          62.4%
Carolina Power & Light Co.                      9,139        24        1.5%          63.9%
Ameren Corp.                                    8,755        25        1.5%          65.4%
Western Resources, Inc.                         8,543        26        1.4%          66.9%
Constellation Energy Group, Inc.                8,170        27        1.4%          68.2%
CMS Energy Corp.                                7,709        28        1.3%          69.5%
New Century Energies, Inc.                      7,553        29        1.3%          70.8%
Northern States Power Co.                       7,457        30        1.3%          72.1%
Illinova Corp.                                  7,150        31        1.2%          73.3%

Everyone else combined                        157,876                 26.7%         100.0%

Total                                         591,161

                                EXHIBIT N - 10

               Market Shares for Electric Companies in the U.S.
                          Companies Sorted by Revenue

                                               Revenue               Share of      Cumulative
Holding Company                            (millions of $) Rank       Total          Share
---------------------------------------------------------------------------------------------
PG&E Corp.                                     4,536         1        5.0%           5.0%
Edison International                           4,284         2        4.7%           9.6%
Southern Company                               3,761         3        4.1%          13.8%
FPL Group, Inc.                                3,615         4        4.0%          17.7%
Unicom Corp.                                   3,445         5        3.8%          21.5%
Consolidated Edison, Inc.                      3,031         6        3.3%          24.8%
American Electric Power Co., Inc.              2,955         7        3.2%          28.0%
TXU                                            2,517         8        2.8%          30.8%
Entergy Corp.                                  2,482         9        2.7%          33.5%
FirstEnergy Corp.                              2,161        10        2.4%          35.8%
DTE Energy Co.                                 2,062        11        2.3%          38.1%
GPU, Inc.                                      2,030        12        2.2%          40.3%
Dominion Resources, Inc.                       1,977        13        2.2%          42.5%
Duke Energy Corp.                              1,968        14        2.2%          44.6%
Public Service Enterprise Group, Inc.          1,911        15        2.1%          46.7%
Central & South West Corp.                     1,735        16        1.9%          48.6%
Northeast Utilities                            1,729        17        1.9%          50.5%
CMS Energy Corp.                               1,628        18        1.8%          52.3%
Reliant Energy, Inc.                           1,596        19        1.7%          54.0%
Niagara Mohawk Holdings, Inc.                  1,551        20        1.7%          55.7%
Northern States Power Co.                      1,547        21        1.7%          57.4%
New Century Energies, Inc.                     1,545        22        1.7%          59.1%
Ameren Corp.                                   1,506        23        1.6%          60.7%
PECO Energy Co.                                1,488        24        1.6%          62.4%
PacifiCorp                                     1,454        25        1.6%          64.0%
Cinergy Corp.                                  1,424        26        1.6%          65.5%
Allegheny Energy, Inc.                         1,410        27        1.5%          67.1%
Florida Progress Corp.                         1,341        28        1.5%          68.5%
PP&L Resources, Inc.                           1,250        29        1.4%          69.9%
Sempra Energy                                  1,190        30        1.3%          71.2%
Carolina Power & Light Co.                     1,169        31        1.3%          72.5%
Constellation Energy Group, Inc.               1,117        32        1.2%          73.7%
New England Electric System                    1,009        33        1.1%          74.8%
Wisconsin Energy Corp.                         1,005        34        1.1%          75.9%
Conectiv                                         939        35        1.0%          76.9%
Alliant Energy Corp.                             902        36        1.0%          77.9%
Puget Sound Energy, Inc.                         882        37        1.0%          78.9%
LG&E Energy Corp.                                832        38        0.9%          79.8%
Energy East Corp.                                813        39        0.9%          80.7%
Pinnacle West Capital Corp.                      778        40        0.9%          81.5%
OGE Energy Corp.                                 694        41        0.8%          82.3%
Enron Corp.                                      691        42        0.8%          83.0%
Potomac Electric Power Co.                       690        43        0.8%          83.8%
BEC Energy                                       667        44        0.7%          84.5%
MidAmerican Energy Holdings Co.                  651        45        0.7%          85.2%
Eastern Utilities Associates                     641        46        0.7%          85.9%
Western Resources, Inc.                          620        47        0.7%          86.6%
DQE, Inc.                                        581        48        0.6%          87.2%
Illinova Corp.                                   568        49        0.6%          87.9%

Everyone else combined                        11,105                 12.1%         100.0%

Total                                         91,480